Agency Contact:        Singing Machine Contact:
                                   Neil Berkman           John Klecha
                                   Berkman Associates     COO
                                   (310) 277-5162         (954) 596 - 1000


                                                        MTV Contact:
                                                         Irene Fu
                                                         (212) 258-8762

                                                          FOR IMMEDIATE RELEASE



                        The Singing Machine Company Signs
                           License Agreement With MTV
                Singing Machine Will Produce Line of MTV-Branded
                        Karaoke Equipment and Related CDs

         Coconut Creek, Florida, January 5, 2001 -- The Singing Machine Company (OTC:SING), a leading manufacturer and distributor of electronic karaoke equipment and related audio software, announced today that it has signed a multi-year, domestic merchandise license agreement with MTV to create the first line of MTV Karaoke Machines and compact disks with graphics (CD+G) featuring music for MTV's core audience.

         "Singing Machine is thrilled to partner with MTV in this exciting new project. Teaming with a multidimensional youth brand like MTV is a terrific opportunity for Singing Machine to capture the imagination of music-oriented consumers and increase awareness of our karaoke hardware and software for home use. MTV's presence provides an enviable platform for Singing Machine to launch several very compelling new products in the U.S. marketplace," said John Klecha, Chief Operating Officer of Singing Machine.

         Heidi Eskenazi, Vice President, Licensing and Merchandising, MTV, said, "We are very pleased to be working with Singing Machine to give our viewers a piece of MTV right in their own homes. Our on-air show 'Say What Karaoke' continues to be a hit with our audience, and we believe that the MTV Karaoke Machine will be a fun and entertaining product for our viewers."

         Under the agreement, Singing Machine will produce two MTV-branded products: a large format karaoke machine with a built in, fully functional television that enables users to view song lyrics; and a smaller karaoke system that connects to a television. Singing Machine also will produce exclusive CD+Gs featuring music catering to MTV's core audience that will be distributed with the MTV-branded karaoke machines.

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The Singing Machine Company Signs License Agreement With MTV
January 5, 2001
Page Two

         Klecha added, "We plan to distribute the MTV-licensed products through Singing Machine's established distribution channels, including Best Buy, Costco, Toys R Us, JC Penny, Sears, Mars, Musicland, and Sam's Club. This high-profile distribution network also may be expanded to include online-only retailers. Our alliance with MTV is a key to our strategy to bring Singing Machine's exciting products to large new markets."

         MTV will unveil its first extensive electronic music line on January 6 in Las Vegas, Nevada at the 2001 Consumer Electronics Show. MTV Karaoke Machines should be available in stores beginning in Spring 2001.

About MTV Networks

         MTV Networks, a unit of Viacom International Inc. (NYSE:VIA,VIA.B), owns and operates the following television services -- MTV: MUSIC TELEVISION, MTV2, VH1, NICKELODEON/NICK at NITE, TV LAND, CMT, TNN and the DIGITAL SUITE FROM MTV NETWORKS, a package of nine digital services, all of which are trademarks of MTV Networks. MTV Networks also has licensing agreements, joint ventures, and syndication deals whereby all of its programming services can be seen worldwide. In addition, MTV Networks operates the MTVi Group and Nickelodeon Online, a portfolio of leading Internet properties built to address every interest of today's music fan and Internet-savvy kid.

About The Singing Machine Company

         The Singing Machine Company, Inc. () engages in the production and distribution of a full line of consumer-oriented karaoke machines, including CD+Graphics machines, as well as CD+G and audio karaoke music.

This news release contains forward-looking statements. Such statements reflect the current views of the company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual future results or events may vary materially from those described herein.

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